Exhibit 10.11

                            REINHOLD INDUSTRIES, INC.
                         DIRECTORS' DEFERRED STOCK PLAN

1.       Purpose.

     The purpose of this Reinhold Industries, Inc. Directors' Deferred Stock Plan (the "Plan") is to assist Reinhold Industries, Inc., a Delaware corporation (the "Corporation") in recruiting and retaining highly qualified directors and to strengthen the commonality of interest between directors and shareholders by providing for the receipt by the directors of the Corporation of all or a portion of their Director Fees (as defined below) in the form of Deferred Stock Rights (as defined below). Any rights created under this Plan shall be mere unsecured contractual rights of participants and their beneficiaries against the Corporation. However, nothing in this Plan shall prohibit the Corporation from establishing a trust to fund the benefits provided under this Plan.

2.       Administration.

     The Plan will be administered by a committee comprising at least two outside directors as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act of 1934. The composition of the Committee is intended to satisfy Internal Revenue Code Section 162(m) and Rule 16b-3, if applicable.

3.       Participation in the Plan.

     All directors of the Corporation who are not employees of the Corporation ("Eligible Directors") shall be eligible to be granted Deferred Stock Rights under the Plan. The Corporation will maintain an account for each of the
Eligible Directors who receives Deferred Stock Rights under the Plan ("Participants"), which account will be maintained even after the Eligible Director ceases to provide services as a Director, and until the Eligible
Director's Account in the Plan has been distributed in accordance with the provisions of Section 6 of the Plan. During the period of time the Corporation maintains an account for an Eligible Director, the Eligible Director will be a "Participant" participating in the Plan.

4.       Stock Subject to the Plan.

     The maximum number of shares that may be issued under the Plan is twenty five thousand (25,000) shares of the Corporation's Common Stock, subject to adjustment as provided in Section 10.

5.       Defined Terms.

     "Account" means an account set up for each Participant in the Plan to which Units are allocated pursuant to Deferred Stock Rights, including dividend equivalents.

     "Board" means the Corporation's Board of Directors.

     "Change in Control" is defined in Section 7(b).

     "Deferral Amount" is the amount of Directors' Fees a Director elects to defer into the Plan each calendar quarter, calendar year or the aggregate amount deferred into the Plan over the Participant's years of participation, as the context requires.

     "Deferred Stock Rights" represent the right to receive the Directors' Fees deferred under this Plan in the form of Common Stock from the Corporation on a later date as elected by the Participant in accordance with Section 6 of the Plan.

     "Directors' Fees" means the amount that a director is entitled to receive for serving as a director for a calendar year, including, but not limited to an annual retainer and any other fees, as determined from time to time by the Board. An Eligible Director will be entitled to receive 1/12 of his annual retainer for each full calendar month during which the Eligible Director serves as a Director during the applicable calendar year, and any other fees related to serving as a director approved by the Board of Directors.

     "Distribution Date" means the date on which the Participant first becomes eligible to receive a distribution of Common Stock under the Plan.

     "Election Form" is defined in Section 6(a).

     "Fair Market Value" shall be the closing price of the stock as of the day in question (or, the nearest preceding trading day if the day in question is not a trading day) as reported with respect to the market in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or the Committee.

     "Payment Date" Payment Dates are dates within five (5) days of each March 31, June 30, September 30 and December 31 of each calendar year and are the dates on which Units are allocated to Participants' Accounts.

     "Retirement" means the date the Eligible Director attains age 70 and has participated in the Plan for five years.

     "Separation from Service" means the date upon which the Eligible Director ceases to serve as a director of the Corporation for any reason including, but not limited to death, disability, removal or resignation.

     "Special Distribution" is defined in Section 6(g).

     "Units" are the units of measure allocated to a Participants account on each Payment Date that represent shares of Common Stock that will be distributed in the future pursuant to a Participant's election
..
6.       Terms, Conditions and Form of Deferred Stock Rights.

     Each election to receive Deferred Stock Rights granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve ("Election Form"), which agreement shall comply with and be subject to the following terms and conditions:

     (a) Amount of Deferral. With respect to each calendar year, an Eligible Director may elect to defer all of his Directors' Fees ("Deferral Amount") by filing an Election Form prior to the beginning of such calendar year. An Eligible Director shall have the right to elect to defer each calendar year. If a Participant does not file a new Election Form, the Election Form on file will remain effective. A Participant may terminate such election by filing a subsequent Election Form with the Committee. Any such change shall be effective as of the first day of the calendar year immediately succeeding the calendar year in which such Election Form is filed with the Committee. The Deferred Stock Right shall be paid out in shares of Common Stock as set forth in Section 6(e).

     (b) Deferred Stock Rights. Subject to Section 14, effective as of each January 1 of each calendar year (or as soon thereafter as reasonably practicable) commencing for the 2003 calendar year, each Eligible Director then in office who has elected to defer his Directors' Fees in the form of Deferred Stock Rights will be granted a Deferred Stock Right in respect of the Deferral Amount. Any Eligible Director who is first elected other than at an annual meeting of shareholders shall be entitled to receive a Deferred Stock Right for the Deferral Amount (appropriately prorated) provided such election is made within 30 days from the date the Eligible Director is elected.

     (b) Accounts. Promptly following January 1 of each calendar year, the Corporation shall establish an account for each Eligible Director who elected to receive a Deferred Stock Right ("Account"). The Corporation shall credit to each Eligible Director's Account a number of units representing whole shares of Common Stock ("Units") four times per calendar year, on each Payment Dates. On each Payment Date, for each Eligible Director who elected to defer Directors' Fees, the Corporation will allocate a number of Units to such Participant's Account determined by dividing the Deferral Amount earned in the calendar quarter preceding the Payment Date, by the Fair Market Value of the shares of Common Stock on a date within five (5) days of the Payment Date. The Corporation shall also credit to each Participant's Account, Units equal to any cash dividends (or the Fair Market Value of dividends paid in property other than dividends payable in Common Stock of the Corporation) payable on the number of shares of Common Stock represented by the number of Units in each Participant's Account divided by the Fair Market Value on the date such dividends are declared. A Participant's Account shall continue to be credited with dividends in the foregoing manner until the Participant's Distribution Date.

     To the extent that the application of the foregoing formula would result in the issuance of fractional shares, no fractional shares shall be issued, but instead, the Corporation shall maintain a separate non-interest-bearing account for each Participant with an Account, a sub-account ("Sub-Account"), which Sub-Account shall be credited with the amount of any Deferral Amounts not convertible into whole shares of Common Stock, which amounts shall be combined with Deferral Amounts that are paid for the next following calendar year. When Units representing whole shares of Common Stock are allocable by the Corporation to the Participant for any calendar quarter, the amounts in such Sub-Accounts shall be reduced by that amount which results in the allocation of the maximum number of whole Units representing whole shares of Common Stock to such Participant's Account. The Corporation shall pay any and all fees and commissions incurred in connection with the payment of Deferred Amounts to a Participant in shares of Common Stock.

     (d) Calculation of Payment. Each Participant's Account will have a specified number of Units representing shares of Common Stock allocated to it each year a Deferred Stock Right is elected. The number of shares equal to the will become distributable upon the Distribution Date. If a Director terminates service as a Director during the calendar year, he shall forfeit any Directors' Fees that have not yet been earned.

     (e) Time of Payment. Subject to Section 7, each Participant may elect to receive payment of his Deferred Stock Right as soon as practicable after (i) the date upon which the grantee ceases to serve as a director of the Corporation for any reason including, but not limited to death, disability, removal or resignation ("Separation from Service"), or (ii) the date the Eligible Director attains age 70 years of age ("Retirement") as submitted in the Election Form. In the event of a Participant's death, the shares of Common Stock issuable to the Participant under Deferred Stock Rights shall be issued to the legal representative or legatee of the Participant. In the alternative, a Participant may elect to designate a beneficiary to receive his shares issuable under Deferred Stock Rights in the event of such Participant's death. In order to designate a beneficiary or beneficiaries, such director must complete and deliver to the Corporation a written form (the "Beneficiary Form") on which he makes such designation. Such a designation will become effective when received by the Corporation. If the Participant dies without making a designation, the shares underlying Deferred Stock Rights shall be issued to the legal representative or legatee of the Participant's estate. The first date on which the Participant becomes eligible to receive a distribution under this Section 6(e) shall be the "Distribution Date."

     At any time not less than 60 days prior to a Distribution Date, the Participant shall be entitled to further defer or postpone the Distribution Date to any specific date or age which will occur at least one year after the previously elected Distribution Date. To be effective, however, the new distribution election form must be completed and filed with the Corporation no later than 60 days prior to the Distribution Date. Distribution will then begin on the age or date selected by the Participant. A Participant can only defer the Distribution Date one time. In no event can a Participant ever accelerate the distribution of his Account to a date prior to a previous Distribution Date.

     (f) Form of Payment. Eligible Directors will be paid in shares of Common Stock. The Account shall be distributed in the proportion of one share of Common Stock for one Unit. The Account shall be valued and converted to a number of Common Stock as described in Section 6(d)(ii) (any fractional shares shall be converted to and paid in cash). The Director can elect to receive his distribution in either (i) one lump sum payments or (ii) payment in three equal, annual installments, with 1/3 of the shares of Common Stock distributed as soon as practicable after the Participant's Distribution Date and 1/3 of the shares of Common Stock distributed on or near each of the two anniversaries thereafter.

     (g) Special  Distributions.  Notwithstanding  any other  provision  of this
Section  6,  a  Participant  may  elect  to  receive  a  distribution  ("Special
Distribution") of part or all of his Account balance in one or more distributions if (and only if) the Committee determines, in its discretion, that the Participant has experienced an unforeseen emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if the early distribution were not permitted. Upon such Special Distribution, the amount of the Participant's Account balance subject to such distribution is reduced by ten percent (10%). Any distribution made pursuant to such an election shall be made within sixty days of the date such election is submitted to the Committee. The remaining ten percent (10%) of the portion of the electing Participant's Account balance subject to such distribution shall be forfeited.

         7.       Change in Control.

     The following provisions of this Section 7 will become effective upon a Change in Control. No portion of this Section 7 will apply to any transaction or event referred to herein to the extent it is inconsistent with applicable state or federal law. Notwithstanding any other provision of this Plan to the contrary and subject to the provisions of Section 10(b) of this Plan, upon the occurrence of a Change in Control, the benefit provided by this Section 7 shall be the exclusive benefit provided under this Plan to the Eligible Directors (and to their spouses and beneficiaries), and accordingly, each such person shall not be entitled to any other benefits under this Plan. Upon receipt of his benefit under this Section 7, a person shall cease being a Participant in the Plan.

     (a) Subject to Section 10(b) of this Plan, effective on a Change in Control, each Participant's Account (including all contributions and earnings as of that date) shall be paid to the Eligible Director and/or beneficiary, as applicable, by the Committee as soon as administratively practicable following the Change in Control in the form of a lump sum cash payment.

     (b) "Change in Control" shall mean (i) the direct or indirect acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of securities possessing more than 30 percent (30%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board of Directors does not recommend such shareholders to accept or (ii) the approval by the shareholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were shareholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30 percent (30%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation's then outstanding securities, (iii) a liquidation or dissolution of the Corporation, or (iv) the sale of all or substantially all of the Corporation's assets.

8.       Assignments.

     Each Deferred Stock Right granted under the Plan by its terms shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended).

9.       Limitation of Rights.

     (a) No Right to Continue as Director. Neither the Plan, nor the granting of a Deferred Stock Right nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Corporation will retain a director for any period of time.

     (b) No Shareholder Rights. Except as specifically set forth in this Plan, a grantee shall have no rights as a shareholder with respect to the Common Stock covered by his Deferred Stock Rights until the date of the issuance to him of a stock certificate covering the shares underlying such Deferred Stock Rights, and no adjustment will be made for rights for which the record date is prior to the date such certificate is issued. Any voting rights with respect to shares covered by a Deferred Stock Right shall be exercised by the Committee.

10.      Adjustment Provisions.

     (a)  Recapitalizations.   If,  through  or  as  a  result  of  any  merger,
consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other securities of the Corporation or other non-cash assets of the Corporation are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Deferred Stock Right under the Plan, and (z) the price for each share subject to any then outstanding Deferred Stock Right under the Plan. In the event of any other extraordinary dividend or distribution, whether in stock, cash or other property, or a spinoff, split up or other extraordinary transaction, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares issuable pursuant to any Deferred Stock Right theretofore granted and the price of such Deferred Stock Right shall be subject to such adjustment as the Committee or the Board may deem appropriate with a view toward preserving the value of such Deferred Stock Right.

     (b) Successors. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Corporation expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Corporation and any successor of or to the Corporation, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Corporation whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Corporation" for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Eligible Director.

11.      Amendment of the Plan.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Deferred Stock Right for any purpose, including, but not limited to satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Deferred Stock Right without the holder's consent.

12.      Notice.

     Any written notice to the Corporation required by any of the provisions of the Plan shall be addressed to the Secretary of the Corporation and shall become effective when it is received.

13.      Effective Date and Duration of the Plan.

     (a) Effective Date. The Plan shall become effective on the date set forth below. Amendments to the Plan shall become effective when adopted by the Board of Directors, unless otherwise provided. No shareholder approval is required to implement this Plan.

     (b) Termination. The Plan shall terminate upon the date on which all shares available for issuance, and all cash payable under, the Plan shall have been issued and paid pursuant to the Deferred Stock Rights granted under the Plan.

14.      Miscellaneous

     (a) Investment Representations. The Corporation may require any person to whom a Deferred Stock Right is granted, as a condition of such Deferred Stock Right, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the Common Stock subject to the Deferred Stock Right for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     (b) Compliance with Securities Laws. Each Deferred Stock Right shall be subject to the requirements that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such Deferred Stock Rights upon any securities exchange or under any state or federal law is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain listing, registration or qualification, or to satisfy such condition.

     (c) Withholding Taxes. The Corporation shall have no withholding obligations with respect to Deferred Stock Rights or the issuance of Common Stock under this Plan and each Eligible Director will be responsible for taxes owed under the Plan. The Corporation will issue the required information return on Form 1099 as appropriate.

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     IN WITNESS WHEREOF, this Plan is effective as of the 30th day of September,
2002.


REINHOLD INDUSTRIES, INC.


By: /s/ Michael T. Furry
    --------------------
        Michael T. Furry, President and Chief Executive Officer


Attest:



   /s/ Brett R. Meinsen
   --------------------
       Brett R. Meinsen, Secretary